Exhibit 99.1
Chico’s FAS, Inc. Appoints Eli Kumekpor to Board of Directors

Stephen E. Watson to Retire from Board

FORT MYERS, Fla., February 22, 2022—Chico’s FAS, Inc. (NYSE: CHS) (“Chico’s FAS” or the “Company”) today announced that Eli Kumekpor of NIKE, Inc. has been appointed to the Company’s Board of Directors (the “Board”) as a new independent director, effective February 21, 2022.

Mr. Kumekpor currently serves as Global Vice President and General Manager of Men’s for the Jordan Brand at NIKE, Inc., where he has responsibility for driving the vision, strategy, and differential growth for this multibillion-dollar omnichannel retail business. Previously, he served as Vice President and Global Chief Financial Officer of the Jordan Brand and Vice President of Finance for Global Nike Women.

Mr. Kumekpor is a global business leader with more than 20 years of financial, strategic, commercial, and operational leadership experience across multiple industries. Prior to joining NIKE, Inc., Mr. Kumekpor held division and business unit chief financial officer roles at public companies including AstraZeneca and Alcon/Novartis and brings deep expertise in scaling complex businesses. His earlier experience spans multiple industries including management consulting and he possesses significant experience in Mergers and Acquisitions and business transformation.

“We are thrilled to have Eli join the Chico’s FAS Board,” said Bonnie Brooks, Executive Chair of the Board. “He brings a unique combination of financial acumen along with expertise developing and executing strategy for a growing vertically integrated retailer that we are confident will be valuable as Chico’s FAS continues its turnaround. We look forward to drawing on his insights and experience as we build on the Company’s strong momentum, drive profitable growth, and deliver value to our shareholders.”

Mr. Kumekpor said, “It’s an honor to join the Chico’s FAS Board of Directors at such a pivotal time. The Company has demonstrated strong results while continuing to deliver for its incredibly loyal base of customers across all three of its brands – Chico’s, White House Black Market and Soma. I look forward to working alongside my fellow directors and the talented Chico’s FAS leadership team to help guide the Company on its path for continued success in the retail industry.”

Mr. Kumekpor is a veteran of the U.S. Armed Forces and received his Master of Business Administration in Finance at Indiana University’s Kelley School of Business and his Bachelor of Arts in Economics at the University of Texas at Austin.

The Company also announced that Stephen E. Watson will not stand for re-election to the Board at the Company’s 2022 Annual Meeting of Shareholders. As required by the Company’s Corporate Governance Guidelines, Mr. Watson, who turned 75 in 2020, submitted a letter following the Company’s 2021 Annual Meeting offering to resign from the Board. After considering the mix of tenured and newer directors, the Company’s progress on various strategic matters, and the appointment of Mr. Kumekpor, the Board accepted Mr. Watson’s offer to resign. Mr. Watson has served on the Board since 2010. The Board greatly appreciates his deep commitment, leadership and many contributions to the Board and to the Company’s growth and progress during his years of service.

Following the changes announced today, effective February 21, 2022, the Company’s Board will comprise ten members, eight of whom are independent.

Exhibit 99.1
ABOUT CHICO'S FAS, INC.
Chico's FAS is a Florida-based fashion company founded in 1983 on Sanibel Island, Fla. The Company reinvented the fashion retail experience by creating fashion communities anchored by service, which put the customer at the center of everything we do. As one of the leading fashion retailers in North America, Chico's FAS is a company of three unique brands - Chico's®, White House Black Market® and Soma® - each thriving in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.

Our Company has a passion for fashion, and each day, we provide clothing, shoes and accessories, intimate apparel and expert styling in our brick-and-mortar boutiques, digital online boutiques and through StyleConnect™, the Company's proprietary digital styling tool that enables customers to conveniently shop wherever, whenever and however they prefer.

As of January 29, 2022, the Company operated 1,266 stores in the U.S. and sold merchandise through 59 international franchise locations in Mexico and 2 domestic franchise airport locations. The Company's merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com, and www.soma.com as well as through third-party channels.

To learn more about Chico's FAS, please visit our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives or expectations of Chico’s FAS regarding future growth and success, and the quotations from Ms. Brooks and Mr. Kumekpor, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, our ability to successfully execute and achieve the expected results of our business and brand strategies, awareness, merchandising and marketing programs. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward- looking statements will occur. Investors using forward-looking statements are encouraged to review Chico’s FAS’ latest annual report on Form 10-K, including management’s discussion and analysis included therein, for a description of other important factors that may affect Chico’s FAS’ business, results of operations and financial condition. Chico’s FAS does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Investor Relations Contact:
Tom Filandro
ICR, Inc.
(646) 277-1235
tom.filandro@icrinc.com